EXHIBIT 10.39

Amendment No. 4 to the
Pfizer Inc. Executive Severance Plan

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(New material underlined; deletions crossed out)

Section 2.1(c) of Appendix A of the Pfizer Inc. Executive Severance Plan is amended to read as follows:

(c)    His or her Official Notification Date is on or after December 21, 2018 and on or before April 21, 2023 ~~October 21, 2022~~ or his Date of Termination is on or before June 30, 2023 ~~December 19, 2022~~. “Official Notification Date” means the date an eligible employee’s Notice Period begins.